UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SAN JUAN BASIN ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)

Southwest Bank
Robert Lansford
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SPECIAL MEETING OF UNITHOLDERS OF SAN JUAN BASIN ROYALTY TRUST
TO BE HELD ON NOVEMBER 21, 2016

SUPPLEMENT TO THE PROXY STATEMENT OF
SOUTHWEST BANK AND ROBERT LANSFORD

October 26, 2016

The following information supplements and amends the proxy statement (the “Proxy Statement”) previously furnished to unitholders of San Juan Basin Royalty Trust (the “Trust”) in connection with the solicitation of proxies by Southwest Bank (“Southwest Bank”) and Robert Lansford (collectively with Southwest Bank, unless the context requires otherwise, “we,” “our,” “us” or the “Southwest Bank Participants”) for the special meeting of the unitholders of the Trust (the “Special Meeting”). This supplement to the Proxy Statement (this “Supplement”) is first being furnished or made available to unitholders on or about October 26, 2016. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. This Supplement does not change the Proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement.

Special Meeting Date, Time and Location

The Trust has announced that the Special Meeting will be held at 10:00 a.m., local time, on Monday, November 21, 2016, at BBVA Compass, Houston Tower, 2200 Post Oak Boulevard, 20th Floor, Houston, Texas 77056. Unitholders of record of the Trust at the close of business on October 24, 2016 will be entitled to vote at the Special Meeting.

Voting of Proxies

If you have already voted your Units, this Supplement does not require that you vote again.

If you have not yet submitted a WHITE proxy card or voting instructions, we encourage you to vote “FOR” the Proposals at the Special Meeting by signing, dating and timely returning the WHITE proxy card in the previously provided postage-paid envelope or otherwise to the address on the WHITE proxy card, or you may submit your proxy by telephone or via the Internet by following the instructions on the WHITE proxy card.

If you have already voted your Units and your wish to change your vote, you may revoke your proxy before it is voted at the Special Meeting by: submitting a written revocation to us or Okapi Partners, our solicitation agent, at or before the Special Meeting; submitting a later-dated proxy by telephone or via the Internet or by timely delivery of a later-dated WHITE proxy card; or attending and voting in person at the Special Meeting.

We urge you NOT to sign the blue proxy card or return any voting instructions that may be sent to you by the Trust or Compass Bank. If you have already done so, you may revoke any proxy that you previously signed and returned to Compass Bank or the Trust by signing, dating and timely returning the WHITE proxy card in the previously provided postage-paid envelope or otherwise to the address on the WHITE proxy card, or you may submit your proxy by telephone or via the Internet by following the instructions on the WHITE proxy card.

Please contact Okapi Partners, our solicitation agent, at (212) 297-0720 or toll-free at (877) 279-2311 with any questions about this proxy solicitation, the Special Meeting or how to vote your Units.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON NOVEMBER 21, 2016

The Proxy Statement and this Supplement are available at http://www.okapivote.com/sanjuanbasin.